Exhibit 3


                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT, made and entered into this ___ day of June, 1996, by, between and among Marcel Van Heesewijk, an individual having his principal office for the transaction of business at 650 Castro Street, Suite 210, Mountain View, California (hereinafter called "Heesewijk"), Mattheus Wegbrans, an individual having his principal office for the transaction of business at QCS Development Company S.A., Immeuble Le Quadra, 455 Promenade Des Anglais, 06200, Nice, France (hereinafter called "Wegbrans"; collectively with Heesewijk, the "Founders"), the persons listed as "Purchasers" on the signature pages hereto (the "Purchasers"), and Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California (hereinafter called the "Escrow Agent").

                              W I T N E S S E T H:

                  Whereas, Section 4(f) of that certain Shareholders' Agreement dated as of November 22, 1994 (the "Shareholders' Agreement"), and Section 2.4(d) of that certain Series A Convertible Preferred Stock Purchase Agreement dated November 22, 1994 (the "Purchase Agreement"), require QCS Corporation, a Delaware corporation (the "Company") to transfer additional shares of its common stock (the "Common Stock") or, at the option of the Company, to pay the equivalent value of such shares of Common Stock in cash (at certain agreed upon values), to the Purchasers if certain financial results described therein (the "Financial Results") are not achieved; and

                  Whereas, in consideration for, among other things, the Founders agreeing (i) to transfer to the Purchasers an aggregate of Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the Common Stock or (ii) at the option of the Founders, to pay the equivalent value of such shares of the Common Stock in cash based on a value of One Dollar and Three Cents ($1.03) per share or (iii) to transfer or pay a combination of both shares of the Common Stock and cash in the equivalent aggregate amount on or before August 1, 1997, the Founders, the Purchasers and the Company entered into an agreement dated June ___, 1996 (the "Founders Agreement"), wherein such parties agreed to delete Sections 4(e) and 4(f) of the Shareholders' Agreement and Section 2.4(d) of the Purchase Agreement, and to make certain other deletions and amendments to the Shareholders' Agreement and Purchase Agreement; and

                  Whereas, in accordance with the provisions of the Founders Agreement, the Founders, the Purchasers, and the Escrow Agent have agreed to enter into this Escrow Agreement and the Founders have agreed to deposit an aggregate of Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the Common Stock, which have fully vested (the "Escrowed Shares"), with the Escrow Agent to be held by said Escrow Agent pursuant to the terms hereof; and

                  Whereas, the percentage of Escrowed Shares to be transferred by each of Heesewijk and Wegbrans shall be determined in accordance with Section 2 of the Founders Agreement; and

                  Whereas, the parties hereto intend to set forth herein their agreement as to this matter.

                  Now, Therefore, in consideration of these premises, the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is hereby covenanted and agreed by and among the parties hereto as follows:

                  1. Escrow Agent. The law firm of Cooley Godward Castro Huddleson & Tatum agrees to act as Escrow Agent hereunder, and the Purchasers, Heesewijk and Wegbrans agree that the Escrow Agent shall so act and perform under the terms and conditions of this Escrow Agreement.

                  2. Possession of Shares. The Escrow Agent hereby acknowledges that it has received from Heesewijk 3,021,037 shares of Common Stock and from Wegbrans 1,347,900 shares of Common Stock, which in the aggregate represent Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of Common Stock, which will be held by the Escrow Agent pursuant to the terms and conditions described in this Escrow Agreement. Such Escrowed Shares and/or cash shall be paid over and delivered to Purchasers, or their designees, on or before August 1, 1997, in satisfaction of the obligations of Heesewijk and Wegbrans to Purchasers as set forth in the Founders Agreement. The Escrow Agent hereby acknowledges to Purchasers that the Escrowed Shares held by it are impressed with a trust in favor of Purchasers.

                  3. Voting of Common Stock. Unless the Common Stock is distributed to Purchasers pursuant to Section 4 hereof, Heesewijk and Wegbrans will retain all voting rights and all other incidents of ownership to the respective shares of Common Stock deposited by each of them pursuant to the terms herein, and the Escrow Agent assumes no obligation with respect to voting any shares of the Common Stock.

                  4. Distribution. Before August 1, 1997, all of the Escrowed Shares shall be released and remitted to Purchasers, or their designees, in accordance with Section 2 of the Founders Agreement, upon delivery to the Escrow Agent of instructions substantially in the form of Exhibit A hereto, signed by Heesewijk and Wegbrans. On or after August 1, 1997, that number of Escrowed Shares that any Purchaser is entitled to receive pursuant to Section 2 of the Founders Agreement shall be released and remitted to such Purchaser, or its designee, upon delivery to the Escrow Agent of instructions in the form of Exhibit B hereto, signed by such Purchaser. If any shares of Common Stock remain with the Escrow Agent on the Termination Date (as hereinafter defined), the Escrow Agent shall return such shares to Heesewijk and Wegbrans, as the case may be, upon the delivery of instructions substantially in the form of Exhibit C hereto, signed by all Purchasers. In the event of any distribution of Escrowed Shares to a Purchaser, the Escrow Agent shall not be responsible for effecting a transfer of such shares on the books and records of the Corporation. Heesewijk and Wegbrans, by their execution hereof, irrevocably instruct the transfer agent of the Company to accept the instructions of the Escrow Agent with respect to any changes in the denominations of share certificates registered in the name of Heesewijk or Wegbrans, without further instruction or documentation.

                  5. Instructions. All instructions to the Escrow Agent hereunder must be in writing and signed by the party or parties delivering such instructions.

                  6. Good Faith. The Escrow Agent shall not be liable for any action it may take or fail to take as Escrow Agent, including without limitation, any action it may take or fail to take in reliance upon the instructions specified in Section 5 hereof, if its conduct is in good faith and in the exercise of its own best judgment or upon the advice of counsel to the Escrow Agent. Subject to the foregoing, Heesewijk and Wegbrans do hereby covenant and agree to indemnify and hold the Escrow Agent harmless from any and all claims and demands whatsoever which may be asserted against it in connection with its action as Escrow Agent hereunder, including reasonable attorneys' fees.

                  7. Advice and/or Instruction. If the Escrow Agent is in doubt as to any of its rights, duties or obligations hereunder at any time and from time to time, it may request the written advice and/or instruction of Purchasers, Heesewijk and Wegbrans, and the advice and/or instruction given in writing and signed by Purchasers, Heesewijk and Wegbrans may be fully relied upon by the Escrow Agent. In the event that the Escrow Agent seeks such advice and/or instruction from the parties, but fails to receive the same from all of the parties, it may forbear on any action under this Escrow Agreement until such advice and/or instruction is received by all of the parties, or in the alternative until an order is received from a court of competent jurisdiction. The Escrow Agent shall take no action upon the instruction of Heesewijk or Wegbrans without first notifying Purchasers of its intention with respect thereto and may also defer taking any action upon the instruction of any Purchaser until after it has provided notice of its intention to such other parties as it desires.

                  8. Resignation and Substitution. The Escrow Agent may resign as Escrow Agent upon ten days' written notice to Heesewijk and Wegbrans, provided, however, that prior to the effectiveness of such resignation, the Escrow Agent shall in good faith attempt to appoint a successor Escrow Agent, which shall be another law firm, commercial banking institution, or other institution that customarily acts in such capacity.

                  9. Acknowledgment as to Representation. Heesewijk and Wegbrans hereby acknowledge that the Escrow Agent is legal counsel to the Company, and does not represent either of Heesewijk or Wegbrans as legal counsel.

                  10. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and the Escrow Agent and their respective heirs, successors and assigns.

                  11. Entire Agreement. This Escrow Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof. This Escrow Agreement may be amended at any time by written statement executed by all parties hereto. No modification or amendment of this Escrow Agreement shall be valid unless it is in writing and executed by all parties hereto. Any conflict between this Escrow Agreement and the Founders Agreement shall be resolved in favor of the former.

                  12. Termination. This Agreement shall terminate upon the earlier to occur of (i) the date on which the obligations of Heesewijk and Wegbrans described in the Founders Agreement have been satisfied or (ii) the distribution of all of the Escrowed Shares pursuant to Section 4 hereof or (iii) the resignation of the Escrow Agent pursuant to Section 8 hereof, if, after a good faith attempt to appoint a successor escrow agent pursuant to Section 8 no successor has been so appointed (the "Termination Date"). Except as otherwise provided in the preceding sentence, Purchasers, Heesewijk and Wegbrans shall not be entitled to terminate this Agreement.

                  13. acknowledgment by purchasers. Purchasers acknowledge that Founders and any Purchaser may reach an agreement prior to August 1, 1997, with respect to the distribution to such Purchaser of a number of the Escrowed Shares and/or cash that such Purchaser is entitled to receive pursuant to Section 2 of the Founders Agreement. If such an agreement has been reached by a Purchaser and Founders, then Escrow Agent shall release and remit that number of Escrowed Shares as directed by, and upon the delivery of, written instructions signed by such Purchaser and Founders, which in no event shall be more than the number of Escrowed Shares that such Purchaser is entitled to receive pursuant to Section 2 of the Founders Agreement and which in no event shall modify the rights of other Purchasers hereunder.

                  14. Law Venue. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California. Jurisdiction of any lawsuit under this Escrow Agreement shall be limited to the Federal District Courts for all disputes arising hereunder.

                  15. Compensation. The Escrow Agent shall be compensated hereunder by Heesewijk and Wegbrans.

                  16. Notice and Directions. All notices and instructions provided for in this Agreement and any requests for directions to be made by the Escrow Agent hereunder, shall be made to the parties at the address opposite their names on the signature pages hereto.

                  In Witness Whereof, the parties have hereunto set their hands on the day first above written.

                                            ADDRESSES:


    /s/ Marcel van Heesewijk                    650 Castro Street, Suite 210
--------------------------------                Mountain View, CA  94041
Marcel van Heesewijk


    /s/ Mattheus Wegbrans                       c/o QCS Development Company S.A.
--------------------------------                Immeuble Le Quadra
Mattheus Wegbrans                               455 Promenade Des Anglais
                                                006200
                                                Nice, France



COOLEY GODWARD CASTRO HUDDLESON                 Attn: Robert L. Jones, Esq.
& TATUM                                         Five Palo Alto Square
                                                3000 El Camino Real
By:          /s/ Robert L. Jones                Palo Alto, CA  94306-2155
      --------------------------------
Name:
      --------------------------------
Title:
       -------------------------------


PURCHASERS:

   CARLYLE QCS PARTNERS, L.P.                   Attn: Edward Mathias
                                                1001 Pennsylvania Ave., N.W.
                                                Suite 480 North
   By:                                          Washington, D.C.  20004
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   STF MANAGEMENT LIMITED, as General           Address:
   Partner of Sharp Technology Fund I Limited
   Partnership


   By:         /s/ Lindsay C.N. Bury
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------

   STF MANAGEMENT LIMITED, as General           Address:
   Partner of Sharp Technology Fund II Limited
   Partnership



   By:         /s/ Lindsay C.N. Bury
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   LAGUNITAS PARTNERS, L.P.                     Address:


   By:           /s/ John D. Gruber
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   PROACTIVE PARTNERS, L.P.                     Address:


   By:       /s/ Charles C. McGettigan
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   OAKWOOD HOLDINGS, BVI                        Address:


   By:
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   DE NOYANGE S.A.                              Address:


   By:
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------

   CANNELL CAPITAL MANAGEMENT                  Address:


   By:
          --------------------------------
   Name:
          --------------------------------
   Title:
          --------------------------------


   Mr. Herb Miller                             Address:


              /s/ Herb Miller
   ---------------------------------------



   Mr. Robert Zangrillo                        Address:



   ---------------------------------------


   Mr. Hans Robben                             Address:



   ---------------------------------------


   Mr. Peter Mills                             Address:



   ---------------------------------------


   Mr. Peter Anson                             Address:



   ---------------------------------------


   Mr. Steven Lebow                            Address:



   ---------------------------------------

                                    EXHIBIT A

                                     [Date]


Cooley Godward Castro Huddleson & Tatum
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California  10019-5874

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated June __, 1996, by and between Marcel van Heesewijk ("Heesewijk"), Mattheus Wegbrans ("Wegbrans"), the Persons listed as "Purchasers" on the signature pages thereto (the "Purchasers"), and yourself, pursuant to which the certificates representing Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the common stock of QCS Corporation ("QCS") were deposited with you to constitute the Escrowed Shares (as such term is defined in the Escrow Agreement) in accordance with the Escrow Agreement.

         Pursuant to Section 4 of the Escrow Agreement, we hereby instruct you to immediately deliver and remit to Purchasers or their designees the certificates representing _____ Escrowed Shares to be distributed to such Purchasers in accordance with Section 2 of the Founders Agreement.


                                              Sincerely yours,


                                              -----------------------------
                                              Marcel van Heesewijk


                                              -----------------------------
                                              Mattheus Wegbrans

                                    EXHIBIT B

                                     [Date]


Cooley Godward Castro Huddleson & Tatum
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California  10019-5874

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated June __, 1996, by and between Marcel van Heesewijk ("Heesewijk"), Mattheus Wegbrans ("Wegbrans"), the Persons listed as "Purchasers" on the signature pages thereto (the "Purchasers") and yourself, pursuant to which the certificates representing Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the common stock of QCS Corporation ("QCS") were deposited with you to constitute the Escrowed Shares (as such term is defined in the Escrow Agreement) in accordance with the Escrow Agreement.

         Pursuant to Section 4 of the Escrow Agreement, we hereby instruct you to immediately deliver and remit to [Purchaser or its designee] the certificates representing _____ Escrowed Shares, which constitute the number of Escrowed Shares that [Purchaser] is entitled to receive pursuant to Section 2 of the Founders Agreement.

                                        Sincerely yours,

                                        [Purchaser]


                                        By:
                                            ---------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                               ------------------------------

                                    EXHIBIT C

                                     [Date]


Cooley Godward Castro Huddleson & Tatum
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California  10019-5874

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated June __, 1996, by and between Marcel van Heesewijk ("Heesewijk"), Mattheus Wegbrans ("Wegbrans"), the Persons listed as "Purchasers" on the signature pages thereto (the "Purchasers"), and yourself, pursuant to which the certificates representing Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the common stock of QCS Corporation ("QCS") were deposited with you to constitute the Escrowed Shares (as such term is defined in the Escrow Agreement) in accordance with the Escrow Agreement.

         Because the Escrow Agreement has terminated in accordance with Section 12 therein, we hereby instruct you to immediately deliver and remit to Heesewijk and Wegbrans the certificates representing _____ Escrowed Shares, pursuant to
Section 4 of the Escrow Agreement.

                                     Sincerely yours,

                                     CARLYLE QCS PARTNERS, L.P.


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     STF MANAGEMENT LIMITED, as General
                                     Partner of Sharp Technology Fund I Limited
                                     Partnership


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------

                                     STF MANAGEMENT LIMITED, as General
                                     Partner of Sharp Technology Fund II Limited
                                     Partnership


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     LAGUNITAS PARTNERS, L.P.


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     PROACTIVE PARTNERS, L.P.


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     OAKWOOD HOLDINGS, BVI


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     DE NOYANGE S.A.


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------

                                     CANNELL CAPITAL MANAGEMENT


                                     By:
                                         ---------------------------------
                                     Name:
                                           -------------------------------
                                     Title:
                                            ------------------------------


                                     Mr. Herb Miller



                                     --------------------------------



                                     Mr. Robert Zangrillo



                                     --------------------------------


                                     Mr. Hans Robben



                                     -------------------------------


                                     Mr. Peter Mills



                                     -------------------------------


                                     Mr. Peter Anson



                                     -------------------------------


                                     Mr. Steven Lebow



                                     -------------------------------